EXHIBIT 99.1

CARL A. CHASE
19311 Puget Lane
Spring, Texas 77388

March 14, 2008

Len Ivins, Chairman of the Board
Edgeline Holdings, Inc.
1330 Post Oak Blvd.
Suite 1600
Houston, Texas 77056

Dear Len:

Please accept my resignation as Chief Financial Officer and director of Edgeline Holdings, Inc. effective immediately.  I have no disagreements with the company.

I have enjoyed my association with the company and look forward to the future success of the company.  I wish each of you my best and trust many good things will happen in the future of Edgeline.

Regards,

/s/ Carl A. Chase
Carl A. Chase

Cc:            Donald Picker